INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-69647 of FSL Separate Account M on Form N-4 of our report dated April 2, 2001, with respect to the statutory basis, financial statements of Fidelity Security Life Insurance Company and to the use of our report dated April 2, 2001, with respect to the financial statements of FSL Separate Account M, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "INDEPENDENT AUDITORS" also appearing in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 20, 2001